Exhibit 99 (a)

FOR RELEASE:	Friday, April 18, 2008	CONTACT:	David Bodkin
	8:05 a.m. EDT		248-813-2532
david.g.bodkin@delphi.com
DELPHI APPOINTS NEW LEADERSHIP AT TWO DIVISIONS
Pirtle To Lead Powertrain; Bertrand Assumes Thermal Systems
     TROY, Mich. — Delphi Corp. (OTC: DPHIQ) today announced changes in the top leadership for two of its divisions.
     Ronald M. Pirtle is named president of Delphi Powertrain and president of the company’s European Operations. He succeeds Guy Hachey, who is leaving the company to pursue another opportunity. Pirtle, who had been president of Delphi Thermal, will relocate to Luxembourg and will continue to report to Delphi CEO and President Rodney O’Neal.
     James A. Bertrand succeeds Pirtle as president of Delphi Thermal, and also maintains his current responsibilities as president of the company’s Automotive Holdings Group. Both divisions are headquartered in Southeast Michigan. Bertrand will continue to report to O’Neal as well.
     “We wish Guy well in his next endeavors and are proud of his tenure as a member of the Delphi leadership team,” said Rodney O’Neal, CEO and president of Delphi and a member of the company’s Board of Directors. “With the experience and leadership of both Ron and Jim, the transition will be a smooth one.”
     “Delphi Powertrain has solidified its business model and operations with its move to Europe in 2006 and Ron will continue to drive growth in our fuel handling, diesel and engine management systems globally. At AHG, most of the work necessary to streamline our portfolio and wind down or sell the operations has been completed or is targeted for completion this year, allowing Jim to concentrate fully on the growth and objectives for Delphi Thermal’s core and new markets businesses,” O’Neal said.
     Both executives remain members of the Delphi Strategy Board, the company’s top policy-making group and the appointments are effective May 1.
     Pirtle, 53, has more than 30 years experience in the automotive industry and has held a variety of assignments in engineering, finance and operations. He has served as the president of Delphi Thermal for twelve years.

     Bertrand, 50, has 29 years of service with the company and has a wealth of international experience, with assignments in Canada, Europe and Asia. He has held a variety of assignments in engineering, finance, and operations and has served as president of two of Delphi’s divisions.
     Complete biographies and photos of these executives as well as other information regarding Delphi may be found at www.delphi.com/media.
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Forward-Looking Statements
This release, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility and to obtain an extension of term or other amendments as necessary to maintain access to such facility; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to consummate its Amended Plan which was confirmed by the Court on January 25, 2008 or any other subsequently confirmed plan of reorganization; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Item 1. Business “Plan of Reorganization and Transformation Plan” of the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission, including the risk factors in Part I. Item 1A. Risk Factors. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.